SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________
FORM 8-K
______________

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 28, 2015, Charter Communications, Inc. (the "Company") held its Annual Meeting of Stockholders. Of the total 112,095,031 shares of Class A common stock of the Company issued, outstanding and eligible to vote at the meeting, 103,131,486 shares, representing the same number of votes, were represented in person or by proxy at the meeting. The votes cast for all matters are set forth below:

1.     Election of Class A Directors.

Nominees	Number of Votes FOR	Number of Votes WITHHELD	Broker Non-Votes
W. Lance Conn	100,237,665	571,223	2,322,598
Michael P. Huseby	100,296,452	512,436	2,322,598
Craig A. Jacobson	100,300,644	508,244	2,322,598
Gregory B. Maffei	81,945,933	18,862,955	2,322,598
John C. Malone	81,946,098	18,862,790	2,322,598
John D. Markley, Jr.	100,266,038	542,850	2,322,598
David C. Merritt	100,301,307	507,581	2,322,598
Balan Nair	69,083,038	31,725,850	2,322,598
Thomas M. Rutledge	100,301,129	507,759	2,322,598
Eric L. Zinterhofer	100,301,106	507,782	2,322,598

2. Vote to ratify the appointment of KPMG LLP as Company’s independent public accounting firm.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
102,974,919	99,855	56,712	-

No other matters were considered and voted on by the stockholders at the annual meeting.

As a result of the votes cast as reported above, the shareholders elected each nominee as a director of the Company and ratified the appointment of KPMG LLP as independent public accounting firm for the Company for the year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Daniel J. Bollinger
Daniel J. Bollinger
Vice President, Associate General Counsel
Date: May 1, 2015		Assistant Corporate Secretary